Exhibit 99.2

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                        Distribution Company's revenue)


                    ADC Revenue - Monthly Sales ($, Millions)

                             2000        2001       2002        2003     2004
                             ----        ----       ----        ----     ----

             January          246         242        210         238      247
             February         269         234        202         231      251
             March            297         250        210         243      288
             April            265         234        227         247      279
             May              286         280        231         240      268
             June             291         223        213         245      291
             July             253         217        219         242      276
             August           285         235        226         238      301
             September        255         202        215         242
             October          268         226        239         263
             November         244         195        209         220
             December         219         162        188         213



                  ADC - 12 Month Rolling Average ($, Millions)

                                2000        2001        2002       2003     2004
                                ----        ----        ----       ----     ----
             January             251         265         222        218      239
             February            254         262         220        221      241
             March               257         258         216        223      245
             April               258         255         216        225      247
             May                 262         255         212        226      250
             June                264         249         211        228      254
             July                265         246         211        230      256
             August              268         242         210        231      262
             September           268         237         211        234
             October             269         234         212        236
             November            268         230         214        236
             December            265         225         216        239